Exhibit 99.1

HOOKIPA announces executive leadership change

NEW YORK and VIENNA, September 13, 2023 - HOOKIPA Pharma Inc. (NASDAQ: HOOK, ‘HOOKIPA’), a company developing a new class of immunotherapeutics based on its proprietary arenavirus platform, today announced that Katia Schlienger, M.D., Ph.D., is stepping down from her position as Chief Medical Officer (CMO) to pursue new opportunities, effective September 30. Malte Peters, M.D., a current member of the Board of Directors of HOOKIPA, will lead HOOKIPA’s clinical activities ad interim as Senior Clinical Advisor until a CMO search is complete. During this time, Dr. Peters will remain a member of the HOOKIPA Board of Directors.

Dr. Peters is a seasoned executive with deep experience in bringing new therapies to patients. He retired from his role as Chief Research and Development Officer at MorphoSys in 2022. Prior, Dr. Peters was Global Head of Clinical Development of the biopharmaceuticals business unit of Sandoz in Germany and spent 12 years in leadership positions at Novartis Oncology. He was responsible for multiple development programs and clinical trials at Novartis, contributing to the approval of 28 cancer therapies. He is board certified in internal medicine and earned his medical degree from Freie Universität in Berlin, with a postdoctoral fellowship in Toronto.

“We welcome Malte to HOOKIPA as we remain laser focused on executing against our clinical priorities: to prepare for the randomized trial of HB-200 in combination with pembrolizumab, to progress our HB-300 prostate cancer program, and to advance our partnered programs in our collaborations with Roche and Gilead,” said Joern Aldag, Chief Executive Officer. “I would like to thank Katia for her many contributions to HOOKIPA, especially guiding our clinical programs and bringing our lead HB-200 program to a successful proof-of concept in Phase 2. We wish her the very best in her future endeavors.”

About HOOKIPA

HOOKIPA Pharma Inc. (NASDAQ: HOOK) is a clinical-stage biopharmaceutical company focused on developing novel immunotherapies, based on its proprietary arenavirus platform, which are designed to mobilize and amplify targeted T cells and thereby fight or prevent serious disease. HOOKIPA’s replicating and non-replicating technologies are engineered to induce robust and durable antigen-specific CD8+ T cell responses and pathogen-neutralizing antibodies. HOOKIPA’s pipeline includes its wholly owned investigational arenaviral immunotherapies targeting Human Papillomavirus 16-positive cancers, prostate cancers, and other undisclosed programs. HOOKIPA is collaborating with Roche on an arenaviral immunotherapeutic for KRAS-mutated cancers. In addition, HOOKIPA aims to develop functional cures of HBV and HIV in collaboration with Gilead.

Find out more about HOOKIPA online at www.hookipapharma.com.

Forward Looking Statements

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions and the negative of those terms. Such forward-looking statements involve substantial risks and uncertainties that could cause HOOKIPA’s research and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including HOOKIPA’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, HOOKIPA’s ability to successfully establish, protect and defend its intellectual property, risks relating to business interruptions resulting from public health crises, the impact of public health crises on the enrollment of patients and timing of clinical results, and other matters that could affect the sufficiency of existing cash to fund operations. HOOKIPA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see HOOKIPA’s quarterly report on Form 10-Q for the quarter ended June 30, 2023, which is available on the SEC’s website at www.sec.gov and HOOKIPA’s website at www.hookipapharma.com.

Investors and others should note that we announce material financial information to our investors using our investor relations website (https://ir.hookipapharma.com/), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our members and the public about our company, our services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on the U.S. social media channels listed on our investor relations website.

For further information, please contact:

Media	Investors
Instinctif Partners	Reinhard Kandera, Chief Financial Officer
hookipa@instinctif.com	IR@hookipapharma.com
+44 (0) 7457 2020